EDISON BROTHERS STORES, INC.
          1997 DIRECTORS STOCK OPTION PLAN


          1.   Purpose of the Plan

          The purpose of the Edison Brothers Stores, Inc.
     1997 Directors Stock Option Plan is to encourage qualified individuals to serve as directors of EBS and, by acquiring a financial stake in the success of the Company, to have a greater concern for the welfare of EBS and its stockholders.

          2.   Definitions

               A.   "Board" means the Board of Directors of EBS.

               B. "Cause" means the willful commission by an optionee of a criminal or other act that causes or will probably cause substantial economic damage to EBS or substantial injury to the business reputation of EBS. For purposes of this definition, no act on the optionee's part shall be considered "willful" unless done, or omitted to be done, by the optionee in bad faith and without reasonable belief that the optionee's action was in the best interests of EBS.

               C. "Chapter 11 Case" means the case commenced by EBS on November 3, 1995 under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court in Delaware (Case No. 95-1354 (PJW)).

               D. "Committee" has the meaning set forth in Section 4 hereof.

               E. "Common Stock" means shares of the common stock of EBS, par value $.01 per share, authorized and issued pursuant to the terms of a plan of reorganization of EBS under Chapter 11 of Title 11 of the United States Code as confirmed by the Bankruptcy Court in the Chapter 11 Case.



               F. "Director" means a member of the Board who is not an employee of EBS or any of its Subsidiaries.

               G. "Disability" means the inability of an optionee to perform the duties of a Director by reason of a medically determined physical or mental impairment which has existed for a continuous period of at least 26 weeks.

               H.   "EBS" means Edison Brothers Stores, Inc., a
     Delaware corporation.

               I. "Effective Date" shall have the meaning ascribed to that term in the Debtors' Amended Joint Plan of Reorganization, dated May 21, 1997, as such plan may be amended or modified, or in such alternative plan of reorganization as is ultimately confirmed by the Bankruptcy Court.

               J. "Fair Market Value," when used with reference to a share of Common Stock as of a particular date, means the average of the highest and lowest selling prices of a share of Common Stock as reported for that date (or, if no prices are quoted for that date, for the last preceding date for which such prices are quoted) on the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or, if not so listed, then on the Nasdaq National Market. If, as of a particular date, the Common Stock is not listed or quoted on any national securities exchange or on the Nasdaq National Market, then the Fair Market Value of a share of Common Stock as of such date shall be determined according to such criteria as the Committee in good faith shall deem appropriate.

               K. "Plan" means the Edison Brothers Stores, Inc. 1997 Directors Stock Option Plan.

               L. "Subsidiary" means any corporation (other than EBS) in an unbroken chain of corporations beginning with EBS if, at the time of the granting of an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          3.   Stock Subject to the Plan

          The total number of shares of Common Stock available for grants of options under the Plan shall be 200,000. If any option shall expire or terminate or be canceled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. The shares of Common Stock subject to issuance upon exercise of options under the Plan may be either authorized but unissued shares or shares held in the treasury of EBS.

          4.   Administration

          The Plan shall be administered by a committee appointed by the Board (the "Committee") consisting of two or more members of the Board each of whom is a "non-employee director" as such term



     is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. Except as otherwise provided in the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or desirable for the administration of the Plan. The decisions of the Committee with respect to the matters set forth in this Section 4 shall be final and binding on all interested parties.

          5.   Grants of Options

               A. Options may be granted under this Plan only to Directors.

               B. Each person who is a Director at the close of business on the Effective Date shall be automatically granted, effective on such day, and without further action by the Board or the Committee, an option to purchase 3,500 shares of Common Stock at a price per share determined as of such date pursuant to
     Section 6.

               C. Each person who is first elected or appointed a Director after the Effective Date, shall be automatically granted, effective on the date of such election or appointment, and without further action by the Board or the Committee, an option to purchase 3,500 shares of Common Stock at a price per share determined as of such date pursuant to Section 6.

               D.   Each Director who receives an option under
     Section 5B or 5C hereof and who remains a Director effective at the completion of an Annual Meeting of Stockholders commencing with the Annual Meeting of Stockholders held in the calendar year following the calendar year in which such Director received an option under Section 5B or Section 5C shall be automatically granted, effective on the day of completion of each such Annual Meeting, and without further action by the Board or the Committee, an option to purchase 5,000 shares of Common Stock, such option to be exercisable at a price per share equal to the Fair Market Value of a share of Common Stock as of such date.

               E. In the event that the number of shares available for grant under the Plan is insufficient to make all grants hereby specified on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under the Plan.

          6.   Option Price

          The purchase price per share of Common Stock under each option issued hereunder shall be the Fair Market Value of a share of Common Stock at the time of the grant of the option.

          7.   Manner of Exercise and Payment

          An option shall be exercised by delivery of a written notice of exercise to EBS and payment of the full price of the shares being purchased pursuant to the option. An optionee may exercise an option with respect to less than the total number of shares



     for which the option may then be exercised. The price of the shares purchased pursuant to an option may be paid either (i) in cash, (ii) by the tender to EBS of shares of Common Stock owned by the optionee and registered in the name of the optionee having an aggregate Fair Market Value on the date of exercise equal to the price of the shares being purchased, (iii) by delivery of irrevocable instructions to a financial institution to deliver promptly to EBS sale or loan proceeds with respect to the shares sufficient to pay the purchase price, (iv) through the written election of the optionee to have shares of Common Stock withheld by EBS from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the price of the shares being purchased, or
     (v) by any combination of the payment methods specified in clauses (i) through (iv) hereof. The proceeds received by EBS from the sale of Common Stock subject to an option are to be added to the general funds of EBS or to the Common Stock held in its treasury, and used for its corporate purposes as the Board shall determine.

          8.   Term and Exercise of Options

          Each option granted hereunder shall expire ten years from the date of granting thereof, subject to earlier termination as provided in Section 9. Within such limit, each option shall become exercisable for one-third of the shares covered thereby after one year from the date of grant, shall become exercisable for an additional one-third of the shares covered thereby after two years from the date of grant, and shall become exercisable for the remaining one-third of the shares covered thereby after three years from the date of grant; provided, however, that no option shall be exercisable within the first six months after the date of grant (except in the event of the death of the optionee), and provided further that, except as permitted by paragraph 9, no option may be exercised at any time unless the optionee is then a Director and has been a Director continuously since the granting of the option.

          9.   Termination of Service

          If a Director's service as a Director is terminated by reason of (i) Disability, (ii) death, (iii) failure of the Board to nominate such Director for re-election other than for Cause, or (iv) his ineligibility for re-election pursuant to the By-laws of EBS, if applicable, such termination shall be considered a "Qualifying Termination." In the event of a Qualifying
     Termination, the Director, his legal representative, or legatee, as the case may be, may exercise any option held by such Director, to the extent such option was exercisable as of the date such Director ceased to be a Director, within one year after his termination of service on the Board (but not after the date of expiration of the option). If a Director's service is terminated as a result of his determination not to stand for re-election, such Director may exercise any option held by such Director, to the extent such option was exercisable as of the date such Director ceased to be a Director, within three months after the termination of his service on the Board (but not after the date of expiration of the option). If a Director's service as a Director is terminated for any other reason, including for



     Cause, such termination shall be considered a "Non-Qualifying Termination." In the event of a Non-Qualifying Termination, all outstanding unexercised options held by such Director shall terminate as of the date of the Non-Qualifying Termination.

          10.  Nontransferability of Options

          Each option granted under the Plan shall, by its terms, be nontransferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by the optionee.

          11.  Amendment and Termination of the Plan

          Subject to the provisions of Section 13E hereof, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.

          12.  Term of the Plan

          This Plan shall take effect as of the Effective Date and shall terminate ten years after such date. No option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

          13.  Miscellaneous

               A. Service as Director. Nothing in this Plan shall be construed as conferring any right upon any Director to continue as a member of the Board.

               B. Rights as Stockholder. An optionee shall have none of the rights of a stockholder with respect to Common Stock subject to an option, until such shares are issued to such optionee upon exercise of the option.

               C. Investment Purpose. Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision in options granted under the Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the options, or upon the happening of any other contingency warranting the release of such condition.

               D. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, spin-offs, combinations or exchanges of shares and the like, the aggregate number and class of shares as to which options may be granted under the Plan, and the number, class and price of shares subject to outstanding options, shall be appropriately adjusted by the Committee.

               E.  Adverse Effect on Optionee of Amendment or
     Termination of Plan. No amendment or termination of the Plan may, without the written consent of an optionee to whom any



     option shall have been granted, adversely affect the rights of such optionee under such option, which rights shall include all rights of the optionee under the Plan as it existed as of the date of grant of the option.

     14.  Tax Withholding

          An optionee shall be required to pay to EBS at the time of exercise of an option the amount that EBS deems necessary to satisfy its withholding obligation with respect to federal, state or local income or other taxes (which for purposes of this paragraph 14 includes an optionee's FICA obligation) incurred by reason of the exercise. Upon the exercise of an option requiring tax withholding, an optionee may make a written election to have shares of Common Stock withheld by EBS from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.